UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 18, 2008
Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011
(Address of principal executive offices, including zip code)
(212) 624-3700
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
     On November 18, 2008, the parties to the Agreement and Plan of Merger (the “MTS Merger Agreement”), dated September 12, 2008, by and among WebMD Health Corp., Charlotte’s Corporation (a wholly owned subsidiary of WebMD) and Marketing Technology Solutions Inc. agreed to terminate the MTS Merger Agreement pursuant to the terms of a termination agreement (the “Termination Agreement”). On November 19, 2008, WebMD issued a press release regarding the Termination Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report and which is incorporated herein by reference. A description of the terms of the MTS Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by WebMD on September 15, 2008 and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Press Release, issued by WebMD Health Corp. on November 19, 2008, regarding the Termination Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: November 19, 2008	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, issued by WebMD Health Corp. on November 19, 2008, regarding the Termination Agreement